EX-99.906CERT


                                  CERTIFICATION

         Anthony Ghoston, President, and Thomas Napurano, Chief Financial Officer and Treasurer of Unified Series Trust (the "Registrant"), each certify to the best of his or her knowledge that:

         1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2004 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.




President                                  Chief Financial Officer
Unified Series Trust                       Unified Series Trust


    /s/ Anthony Ghoston                   /s/ Thomas Napurano
 ---------------------------              ------------------------
        Anthony Ghoston                    Thomas Napurano

Date:   3/11/05
       ----------------                   Date:  3/11/05
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A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Unified Series Trust and will be retained by Unified Series Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.